Exhibit l

[Letterhead of Sutherland Asbill & Brennan LLP]

September 19, 2011

GSV Capital Corp.
2965 Woodside Road
Woodside, CA  94062

Re:	GSV Capital Corp. Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to GSV Capital Corp., a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form N-2 on July 19, 2011 (SEC File No. 333-175655) (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer, issuance and sale of up to 6,800,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of such records, documents or other instruments as we in our judgment deem necessary or appropriate for us to render the opinions set forth in this opinion letter including, without limitation, the following:

(i)
The Articles of Amendment and Restatement of the Company, as amended by the Articles of Amendment thereto, both certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland (the “Charter”);

(ii)	The Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

(iii)
A Certificate of Good Standing with respect to the Company issued by the State Department of Assessments and Taxation of the State of Maryland as of a recent date (the “Certificate of Good Standing”); and

(iv)
The resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, and (b) the authorization, issuance, offer and sale of the Shares pursuant to the Registration Statement, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).

GSV Capital Corp.
September 19, 2011

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

Where factual matters material to this opinion letter were not independently established, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances.  Except as otherwise stated herein, we have undertaken no independent investigation or verification of factual matters.

The opinions set forth below are limited to the effect of the Maryland General Corporation Law, as in effect on the date hereof, and reported judicial decisions interpreting the foregoing, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions.  Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Shares pursuant to the Registration Statement.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, and assuming that (i) the final price and amount of the Shares to be issued, offered and sold have been determined in accordance with the Resolutions by proper action of the pricing committee of the Board established by the Resolutions, (ii) the Shares have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof; and (iii) the Registration Statement has become effective under the Securities Act and remains effective at the time of the issuance, offer and sale of the Shares, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

GSV Capital Corp.
September 19, 2011

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ SUTHERLAND ASBILL & BRENNAN LLP
SUTHERLAND ASBILL & BRENNAN LLP